EXHIBIT (a)(1)(iii)

LETTER OF TRANSMITTAL TO TENDER AMERICAN DEPOSITARY SHARES (ADSs)

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2023 UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED

Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (“Purchaser”), is making an all cash tender offer pursuant to an offer to purchase dated February 7, 2023 (the “U.S. Offer to Purchase”), in addition to a concurrent separate all cash tender offer on equivalent terms (the “Mexican Offer,” and together with the U.S. Offer (as defined below), the “Offers”) pursuant to other offering documents presented before the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (“CNBV”), to acquire all the issued and outstanding (i) Series B shares (the “Series B Shares”) of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (the “Company”) and (ii) American Depositary Shares (each of which represents five Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), in each case other than any Series B Shares or ADSs owned directly or indirectly by Purchaser, for Ps.24.52 in cash per Series B Share, or the U.S. dollar equivalent of Ps.122.6 (based on the U.S.$/Ps. exchange rate on the Expiration Date (as defined below) as published in the Mexican Federal Official Gazette (Diario Oficial de la Federación) by the Mexican Central Bank (Banco de México)) in cash per ADS (the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions, set forth in the U.S. Offer to Purchase and the related materials, including this letter of transmittal for ADSs (the “ADS Letter of Transmittal”) and the acceptance for Series B Shares (the “Acceptance for Series B Shares”), which, together with any amendments or supplements, collectively constitute the “U.S. Offer.” The ADSs were issued under a facility created pursuant to the Amended and Restated Deposit Agreement, dated as of October 1, 2022, by and among the Company, Citibank, N.A., as ADS Depositary (the “Depositary”), and all holders and beneficial owners from time to time of ADSs issued thereunder (such Amended and Restated Deposit Agreement, as further amended or amended and restated from time to time, the “Deposit Agreement”). All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary, you must contact such entity and have such securities intermediary tender your ADSs on your behalf through The Depository Trust Company (“DTC”) PRIOR TO 5:00 P.M., NEW YORK CITY TIME (the “Expiration Time”), ON MARCH 8, 2023 (as it may be extended as set forth in the U.S. Offer to Purchase but not including the Statutory Sell-out, if applicable, the “Expiration Date”).

Please be sure to carefully read this ADS Letter of Transmittal and the accompanying instructions, together with the U.S. Offer to Purchase.

Citibank, N.A. (the “Tender Agent”) has been advised of the U.S. Offer to purchase your ADSs for cash. In order to participate in the U.S. Offer you must indicate below if you wish to tender all or some of your ADSs.

ACCOUNT #	CERT SHARES	BOOK SHARES	TOTAL SHARES	ISSUE #

 FOR OFFICE USE ONLY Approved _____________________ W-9 Completed ________________________

Box 1 - DESCRIPTION OF ADSs TENDERED
Account Registration (Please Fill in, if blank) Please make any address correction below	ADS Certificate(s) Tendered (Please attach additional signed list, if necessary)
□ indicates permanent address change	Certificate Number(s) and/or indicate Book- Entry or DRP shares	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered (1,2)

Total Shares Tendered

 (1)     If shares are held in Book-Entry form or in a Reinvestment Plan, you must indicate the number of shares you are tendering. Otherwise, all Shares represented by Book-Entry and/or DRP delivered to the Depositary Agent will be deemed to have been tendered. By signing and submitting this ADS Letter of Transmittal you warrant that these ADSs will not be sold, including through limit order request, unless properly withdrawn from the U.S. Offer. See Instruction 4.

 (2)     If you wish to tender fewer than all ADSs represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all ADSs represented by ADS Certificates delivered to the Tender Agent will be deemed to have been tendered.

 n       If your Share Certificate(s) have been lost or mutilated. See Instruction 4.

The names and addresses of the registered holders of the tendered ADSs should be printed, if not already printed above, exactly as they appear on the ADS Certificates (as defined below) tendered hereby.

This ADS Letter of Transmittal is to be used by shareholders if the ADSs are to be forwarded herewith or if ADSs are held in book-entry form on the records of the Depositary.

Holders of ADSs whose certificates for such ADSs (the “ADS Certificates”) are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Tender Agent prior to the Expiration Time on the Expiration Date (as defined in the U.S. Offer to Purchase), must tender their ADSs according to the guaranteed delivery procedure set forth in “The U.S. Offer—Section 3. Procedures for Accepting the U.S. Offer and Tendering Shares” of the U.S. Offer to Purchase.

Box 2
IMPORTANT
ADS HOLDER: SIGN HERE

(Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)
(See Instructions)

Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on ADS certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title)

GUARANTEE OF SIGNATURE(S)
(If required—See Instructions 1)
APPLY MEDALLION GUARANTEE STAMP BELOW

Box 3 - SPECIAL PAYMENT INSTRUCTIONS

(See Instruction 2)

To be completed ONLY if the check for payment is to be issued in the name of someone other than the registered holder.

 Issue To:

 Name _______________________________________

(Please Print)

 Address _____________________________________

  _____________________________________________

(Include Zip Code)

(recipient must complete the enclosed IRS Form W-9 or an appropriate IRS Form W-8, as applicable)

Box 4 - SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 3)

To be completed ONLY if the check is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of ADSs Tendered.”

 Mail To:

 Name _______________________________________

(Please Print)

 Address _____________________________________

  _____________________________________________

(Include Zip Code)

Delivery of ADS Letter of Transmittal: This ADS Letter of Transmittal should be mailed or delivered by overnight courier to the Tender Agent. The method of delivery to the Tender Agent at one of the addresses listed below is at the option and risk of the surrendering ADS holder. Overnight courier is recommended. Delivery will be deemed effective only when received by the Tender Agent (including, in the case of a book-entry transfer, receipt of an Agent’s Message (as defined in the U.S. Offer to Purchase)). For your convenience, a return envelope is enclosed.

Authorization and Registration: The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the Tender Agent to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoints the Tender Agent to effect the tender. All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understands that tender will not be deemed to have been made in acceptable form until receipt by the Tender Agent of this ADS Letter of Transmittal or a facsimile hereof, duly completed and manually signed and all accompanying evidences of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any tender of ADSs hereunder will be determined by Purchaser and that such determination will be final and binding. The signer(s) acknowledges that until Purchaser accepts the tendered ADSs, the signer(s) will not receive any cash in exchange for the ADSs. The signer(s) further agrees that no interest will accrue on the cash payment.

U.S. Federal Backup Withholding. Under U.S. federal income tax law, the Tender Agent or other payors may be required to withhold 24% of the amount of any payment made to certain shareholders (or other payees) pursuant to the U.S. Offer, as applicable. To avoid U.S. backup withholding, each tendering shareholder (or other payee) that is a “United States person” for U.S. federal income tax purposes and that does not otherwise establish an exemption from backup withholding should complete and return an Internal Revenue Service (“IRS”) Form W-9.

Certain shareholders and other payees (including, among others, corporations, non-resident alien individuals and non-U.S. entities) are not subject to these backup withholding and reporting requirements. Exempt United States persons should indicate their exempt status on IRS Form W-9. A tendering shareholder (or other payee) who is a non-resident alien individual or a non-U.S. entity should provide an appropriate IRS Form W-8, which may be obtained from the IRS website (http://www.irs.gov). Tendering shareholders (or other payees) should consult their tax advisors as to any qualification for exemption from U.S. backup withholding, and the procedure for obtaining the exemption.

NOTE: FAILURE TO COMPLETE AND RETURN AN IRS FORM W-9 OR AN APPROPRIATE IRS FORM W-8, AS APPLICABLE, MAY RESULT IN U.S. BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE U.S. OFFER.

By instructing your securities intermediary to tender ADSs you will be deemed to have covenanted, represented and warranted to Purchaser that:

(a)	you have full power and authority to tender, sell, assign and transfer the ADSs tendered on your behalf and that when and to the extent Purchaser accepts the Series B Shares represented by such ADSs for purchase, Purchaser will acquire good, marketable and unencumbered title to the tendered Series B Shares represented by such ADSs, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

(b)	on request, you will execute and deliver any additional documents deemed by the Tender Agent or Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of the Series B Shares represented by such ADSs tendered hereby; and

(c)	the undersigned agrees to all of the terms of the U.S. Offer.

By instructing your securities intermediary to tender ADSs you will be deemed to:

(a)	understand that tendering ADSs under any one of the procedures described in this ADS Letter of Transmittal will constitute a binding agreement between the holder and/or owner of the ADSs so tendered and Purchaser upon the terms and subject to the conditions of the U.S. Offer;

(b)	understand that all ADSs properly tendered prior to the Expiration Date, and not properly withdrawn will be purchased at the U.S. Offer Price, net to the seller in cash, without interest, on the terms and subject to the conditions of the U.S. Offer;

(c)	recognize that under certain circumstances set forth in the U.S. Offer to Purchase, Purchaser may terminate or amend the U.S. Offer or may postpone the acceptance for payment of, or the payment for, the ADSs that have been tendered or may accept for payment fewer than all of the ADSs tendered hereby. In such event, you will be deemed to understand that any ADSs delivered on your behalf into the U.S. Offer but with respect to which the underlying Series B Shares are not purchased, will be returned to your securities intermediary;

(d)	understand and agree that (i) acceptance of ADSs by Purchaser for payment will constitute a binding agreement between you and Purchaser on the terms and subject to the conditions of the U.S. Offer and (ii) no interest will be paid on the U.S. Offer Price for the tendered ADSs; and

(e)	understand and agree that delivery of this ADS Letter of Transmittal, American Depositary Receipts evidencing ADSs (“ADRs”) and any other required documents to the Tender Agent will be deemed (without any further action by the Tender Agent or tendering ADS holder) to constitute an acceptance of the U.S. Offer with respect to the Series B Shares represented by the ADSs evidenced by such ADRs subject to the terms and the conditions set out in the Deposit Agreement.

Upon the terms and subject to the conditions of the U.S. Offer (and if the U.S. Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for payment of the Series B Shares represented by the ADSs evidenced by the ADRs tendered herewith, in accordance with the terms of the U.S. Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all Series B Shares represented by the ADSs evidenced by the ADRs that are being tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Series B Shares or ADSs) and rights declared, paid or distributed in respect of such Series B Shares or ADSs on or after the date hereof (collectively, “Distributions”).

The execution of this ADS Letter of Transmittal by a holder of ADSs (together with any signature guarantees) and its delivery to the Tender Agent shall constitute in respect of the accepted ADSs and the Series B Shares represented by such ADSs:

(a)	the irrevocable appointment of the Tender Agent as the agent of the undersigned and an irrevocable instruction and authority to the Tender Agent to surrender such ADSs to the ADS Depositary and to instruct the ADS Depositary, in all respects in accordance with the terms set forth herein and in respect of the undersigned’s Series B Shares represented by the tendered ADSs having been accepted for purchase, to deliver the underlying Series B Shares and execute and deliver to the registered office of the Company, all or any form(s) of transfer and/or other document(s)) with respect to the Series B Shares represented by such ADSs;

(b)	an irrevocable acknowledgment by the undersigned that (i) payment by Purchaser for the Series B Shares represented by the undersigned’s ADSs shall constitute payment for such ADSs and (ii) none of the undersigned, the Tender Agent or any other person shall be entitled to receive any other consideration under the U.S. Offer in connection with the tender or delivery of such ADSs;

(c)	the irrevocable appointment of the Tender Agent as the agent of the undersigned, to receive all benefits and otherwise exercise all rights of beneficial ownership of the ADSs (and all Distributions), all in accordance with the terms and subject to the conditions of the U.S. Offer.

All authority deemed to be conferred or agreed to be conferred in this ADS Letter of Transmittal shall survive the death or incapacity of the holder and/or owner of ADSs tendered, and any obligation or duties of such holder and/or owner under this ADS Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the U.S. Offer to Purchase, any tender is irrevocable.

INSTRUCTIONS FOR COMPLETING THE ADS LETTER OF TRANSMITTAL

1.	Sign and date this ADS Letter of Transmittal in Box 2. After completing all other applicable sections, return this ADS Letter of Transmittal and your original ADR certificates in the enclosed envelope. The method of delivery of any documents, including ADR certificates, is at the election and risk of the tendering ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

All registered shareholders must sign as indicated in Box 2. If you are signing on behalf of a registered shareholder or entity your signature must include your legal capacity. Your guarantor (bank/broker) will require proof of your authority to act. Consult your guarantor for their specific requirements. You or your guarantor may access the securities transfer association (STA) recommended requirements on-line at WWW.STAI.ORG.

2.	If you want your check for cash to be issued in another name, fill in Box 3. Signature(s) in Box 2 must be guaranteed by a Medallion Guarantee (see “The U.S. Offer—Section 3. Procedures for Accepting the U.S. Offer and Tendering Shares.” of the U.S. Offer to Purchase).

3.	Complete Box 4 only if your check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

3.	Mutilated, Lost, Stolen or Destroyed Certificates. If any ADR certificate has been mutilated, lost, stolen or destroyed, the ADS holder should promptly call 877-248-4237 or outside the U.S. at 781-575-4555. The ADS holder will then be instructed by the Depositary as to the steps that must be taken to replace the ADR certificate. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

Return this completed and signed ADS Letter of Transmittal to Citibank, N.A.
at one of the addresses below.

Overnight courier is recommended.

By Mail to:	By Overnight Courier to:
Citibank, N.A.	Citibank, N.A.
P.O. Box 219287	430 W 7th Street, Suite 219287
Kansas City, MO 64121-9287	Kansas City, MO 64105-1407
Ref: Banco Santander México, S.A Tender	Ref: Banco Santander México, S.A Tender

* * *

ALL QUESTIONS REGARDING THE U.S. OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200 OR THE ADDRESS SET FORTH ON THE BACK PAGE OF THE OFFER TO PURCHASE.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS ADS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200.